Exhibit 10.9.6

FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED

CREDIT AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT (the “Amendment”), dated October 21, 2014, is entered into by and between SCHUFF INTERNATIONAL, INC., a Delaware corporation, and the other Persons listed in Schedule 1.1 of the Credit Agreement, as hereafter defined (collectively, jointly and severally the “Borrower”), and WELLS FARGO CREDIT, INC., a Minnesota corporation (“Lender”).

RECITALS

The Borrower and the Lender are parties to a Second Amended and Restated Credit and Security Agreement dated August 14, 2013 (as amended from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Credit Agreement Amendment. The Credit Agreement is hereby amended as follows:

(a) The definition of “Fixed Charge Coverage Ratio” contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced as follows:

“Fixed Charge Coverage Ratio” means (i) EBITDA, minus (a) unfinanced Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, and (b) cash taxes paid during such period, to the extent greater than zero, to (ii) Fixed Charges for such period. “Fixed Charges” means, with respect to any fiscal period and with respect to a Borrower determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) cash Interest Expense paid during such period (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense), (b) principal payments paid in cash in respect of Indebtedness paid during such period, including cash payments with respect to capital leases, but excluding principal payments made with respect to the Revolving Advances (unless there is a corresponding reduction in the Lender’s Commitment) and (c) dividends and distributions permitted to be paid hereunder and actually paid during such period.

(b) Section 2.9(j) of the Credit Agreement is hereby deleted and replaced as follows:

Real Estate Term Advance Prepayment Fee. If the Real Estate Term Advance or any Real Estate (2) Term Advance (M&E) is prepaid in whole or in part prior to the Real Estate Facility Maturity Date for any reason, then on the date of any such prepayment, the Borrower shall pay to the Lender as liquidated damages and not as a penalty a prepayment fee in an amount equal to (i) three percent (3.0%) of the amount prepaid, if prepayment occurs on or before April 30, 2016; (ii) two percent (2.0%) of the amount prepaid, if prepayment occurs after April 30, 2016 but on or before April 30, 2018 and (iii) one percent (1.0%) of the amount prepaid if the prepayment occurs after April 30, 2018.

(c) Section 2.20 of the Credit Agreement is hereby deleted and replaced as follows:

Section 2.20 Real Estate (2) Term Advances.

(a) The Lender agrees, subject to the terms and conditions of this Agreement, to make advances to the Borrower (each a “Real Estate (2) Term Advance”). Real Estate (2) Term Advances shall be classified as either Real Estate (2) Term Advances (M&E) or Real Estate (2) Term Advances (Working Capital). The Lender shall have no obligation to make a Real Estate (2) Term Advance (M&E) if, after giving effect to such requested Real Estate (2) Term Advance (M&E), the aggregate original principal amount of all of the Real Estate (2) Term Advances (M&E) made under this agreement would exceed $10,000,000.00. The Lender shall have no obligation to make a Real Estate (2) Term Advance (Working Capital) if, after giving effect to such requested Real Estate (2) Term Advance (Working Capital), the aggregate original principal amount of all of the Real Estate (2) Term Advances (Working Capital) made under this agreement would exceed $5,000,000.00. Any Real Estate (2) Advances repaid may not be reborrowed.

(b) The Borrower shall comply with the following procedures in requesting Real Estate (2) Term Advances:

  (i) The Borrower shall make each request for a Real Estate (2) Term Advance to the Lender no later than the Cut-off Time on the Banking Day on which the Borrower wishes to receive the Real Estate (2) Term Advance. Requests may be made in writing or by telephone, specifying the date of the requested Real Estate (2) Term Advance, designating such advance as a Real Estate (2) Term Advance (M&E) or Real Estate (2) Term Advance (Working Capital) and the amount thereof.

  (ii) Each Real Estate (2) Term Advance shall be a minimum of $1,000,000.00.

  (iii) Each request shall be by an individual authorized pursuant to 2.2(a).

  (iv) There may not be more than 4 Real Estate (2) Term Advances (Working Capital) and each must be requested and disbursed on or before January 31, 2015; provided however, if, but only if, the Borrower is awarded phase 2 of Project Tiger, there may be an additional 5 Real Estate (2) Term Advances (Working Capital) and each of said additional Advances must be requested and disbursed on or before May 15, 2015.

  (v) The proceeds of each Real Estate (2) Term Advance (M&E) may be used solely for Capital Expenditures for Project Tiger.

  (vi) There is not less than $10,000,000.00 in excess Availability on the date of each request for a Real Estate (2) Term Advance.

(c) Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall deposit the proceeds of the requested Real Estate (2) Term Advance by crediting the same to the Borrower’s demand deposit account specified in Section 2.2(b) unless the Lender and the Borrower shall agree in writing to another manner of disbursement. Upon the Lender’s request, the Borrower shall promptly confirm each telephonic request for a Real Estate (2) Term Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrower shall be obligated to repay all Real Estate (2) Term Advances notwithstanding the Lender’s failure to receive such confirmation and notwithstanding the fact that the Person requesting the same was not in fact authorized to do so. Any request for a Real Estate (2) Term Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower, upon which the Lender may rely, that the Borrower is in compliance with the conditions set forth in Section 4.2 as of the time of the request.

(d).1 Payment of the Real Estate {2) Term Advance (M&E). The outstanding principal balance of the Real Estate (2) Term Advances (M&E) shall be due and payable as follows:

     (i) In equal monthly installments sufficient to fully amortize the Real Estate (2) Term Advances (M&E) over an assumed term of 5 years commencing on the date of disbursement of the first Real Estate (2) Term Advance (M&E) (the “Assumed Maturity Date”), beginning on the first day of the first month following the disbursement of the first Real Estate (2) Term Advance (M&E), and on the first day of each month thereafter. The monthly installments shall be recalculated after the disbursement of each Real Estate (2) Term Advance (M&E) so that all Real Estate (2) Term Advances (M&E) will be fully amortized by the Assumed Maturity Date.

     (ii) All prepayments of principal with respect to the Real Estate (2) Term Advance (M&E) shall be applied to the principal installments thereof in the inverse order of maturity.

     (iii) On the Real Estate Facility Termination Date, the entire unpaid principal balance of the Real Estate Term (2) Advance (M&E), and all unpaid interest accrued thereon, shall also be fully due and payable.

(d).2 Payment of the Real Estate (2) Term Advance (Working Capital). The outstanding principal balance of the Real Estate (2) Term Advances (Working Capital) shall be due and payable as follows:

  (i) In equal monthly installments sufficient to fully amortize the Real Estate (2) Term Advances (Working Capital) over the Assumed Maturity Date, beginning on the first day of the first month following the disbursement of the first Real Estate (2) Term Advance (Working Capital), and on the first day of each month thereafter. The monthly installments shall be recalculated after the disbursement of each Real Estate (2) Term Advance (Working Capital) so that all Real Estate (2) Term Advances (Working Capital) will be fully amortized by the Assumed Maturity Date.

  (ii) All prepayments of principal with respect to the Real Estate (2) Term Advance (Working Capital) shall be applied to the principal installments thereof in the inverse order of maturity.

  (iii) On the Real Estate Facility Termination Date, the entire unpaid principal balance of the Real Estate Term (2) Advance (Working Capital), and all unpaid interest accrued thereon, shall also be fully due and payable.

(d) Section 6.7 of the Credit Agreement is hereby deleted and replaced as follows:

6. 7 Dividends and Distributions. Except as provided in this Section 6.7, neither the Borrower nor any of its Subsidiaries will declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or other ownership interests or make any payment on account of the purchase, redemption or other retirement of any such stock or other ownership interests or make any distribution in respect thereof, either directly or indirectly, without the consent of the Lender, which consent may not be unreasonably withheld. So long as Borrower is a “pass-through” tax entity for United States federal income tax purposes, and after first providing such supporting documentation as Wells Fargo may request (including the personal state and federal tax returns (and all related schedules) of each Owner net of any prior year loss carry-forward, Borrower may pay Pass-Through Tax Liabilities. In addition, so long as (i) there is not a then existing Event of Default or Default Period and (ii) there is not less than $10,000,000.00 (after giving effect to all Availability blocks) of excess Availability both before and after giving effect to the applicable dividend or distribution, the Borrower may declare and pay dividends and distributions.

2. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

3. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws or articles of organization and operating agreement, as applicable, of the Borrower, which were certified and delivered to the Lender pursuant to a previous Certificate of Authority of the Borrower’s secretary or assistant secretary continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to a previous Certificate of Authority of the Borrower’s secretary or assistant secretary, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

(b) Such other matters as the Lender may reasonably require.

4. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a) The Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(b) The execution, delivery and performance by the Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

5. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

6. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

7. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

8. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all title insurance premiums and all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all reasonable fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, subject to the terms of this Amendment, in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

9. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[EXECUTION PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

For Each Person Comprising the Borrower	SCHUFF INTERNATIONAL, INC., a Delaware corporation
c/o Schuff International, Inc. 1841 W. Buchanan Street Phoenix, Arizona 85007 Telecopier: (602) 452-4465 Attention: Michael R. Hill e-mail: mike.hill@schuff.com
	By	/s/ Michael R. Hill
Michael R. Hill
	Its:	Vice President and CFO
SCHUFF STEEL COMPANY, a Delaware corporation
	By:	/s/ Michael R. Hill
Michael R. Hill
	Its:	Vice President and CFO

SCHUFF STEEL – ATLANTIC, LLC., a Florida limited liability company

	By:	Schuff Steel Company, a Delaware corporation
Its Managing Member

		By:	/s/ Michael R. Hill
Michael R. Hill
		Its:	Vice President and CFO

QUINCY JOIST COMPANY, a Delaware corporation

	By:	/s/ Michael R. Hill
Michael R. Hill
		Its:	Vice President and CFO

SCHUFF STEEL – GULF COAST, INC., a Delaware corporation

	By:	/s/ Michael R. Hill
Michael R. Hill
		Its:	Vice President and CFO

ON-TIME STEEL MANAGEMENT
HOLDING, INC., a Delaware corporation

By:	/s/ Michael R. Hill
Michael R. Hill
Its: Vice President and CFO

SCHUFF HOLDING CO., a Delaware corporation

By	/s/ Michael R. Hill
Michael R. Hill
Its: President

ADDISON STRUCTURAL SERVICES, INC., a Florida corporation

By	/s/ Michael R. Hill
Michael R. Hill
Its: President

SCHUFF STEEL MANAGEMENT COMPANY- SOUTHEAST L.L.C., a Delaware limited liability company

By	/s/ Michael R. Hill
Name:	Michael R. Hill, Manager

SCHUFF STEEL MANAGEMENT COMPANY- SOUTHWEST, INC., a Delaware corporation

By:	/s/ Michael R. Hill
Michael R. Hill
Its: Vice President and CFO

SCHUFF STEEL MANAGEMENT COMPANY- COLORADO, L.L.C., a Delaware limited liability company

By:	/s/ Michael R. Hill
Michael R. Hill, Manager

SCHUFF PREMIER SERVICES LLC, a
Delaware limited liability company

By:	/s/ Michael R. Hill
Name:	Michael R. Hill, Manager

WELLS FARGO CREDIT, INC.

By
Its Authorized Signatory